UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2021

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ABG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

On November 19, 2021, Asbury Automotive Group, Inc. (the “Company”) issued (i) $800,000,000 aggregate principal amount of 4.625% senior notes due 2029 (the “2029 Notes”) pursuant to an indenture, dated November 19, 2021 (the “2029 Notes Indenture”), among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) and (ii) $600,000,000 aggregate principal amount of 5.000% senior notes due 2032 (the “2032 Notes” and, together with the 2029 Notes, the “Notes”) pursuant to an indenture, dated November 19, 2021 (the “2032 Notes Indenture” and, together with the 2029 Notes Indenture, the “Indentures”), among the Company, the Guarantors and the Trustee. The Notes were offered and sold either to persons reasonably believed to be “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) or to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

Interest accrues on the Notes from November 19, 2021, and interest is payable semiannually on May 15 and November 15 of each year. The first interest payment date is May 15, 2022.

The 2029 Notes bear interest at a rate of 4.625% per year. The 2029 Notes will mature on November 15, 2029. We may redeem some or all of the 2029 Notes at any time on and after November 15, 2024 at redemption prices specified in the 2029 Notes Indenture. Prior to November 15, 2024, we may also redeem up to 40% of the aggregate principal amount of the 2029 Notes using the proceeds from certain equity offerings at a redemption price of 104.625% of their principal amount plus accrued and unpaid interest, if any, to, but not including the redemption date. In addition, we may redeem some or all of the 2029 Notes at any time prior to November 15, 2024 at a price equal to 100% of the principal amount thereof plus a make-whole premium set forth in the 2029 Notes Indenture, and accrued and unpaid interest, if any. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to repurchase the 2029 Notes. The terms of the 2029 Notes are set out in detail in the 2029 Notes Indenture.

The 2032 Notes bear interest at a rate of 5.000% per year. The 2032 Notes mature on February 15, 2032. We may redeem some or all of the 2032 Notes at any time on and after November 15, 2026 at redemption prices specified in the 2032 Notes Indenture. Prior to November 15, 2026, we may also redeem up to 40% of the aggregate principal amount of the 2032 Notes using the proceeds from certain equity offerings at a redemption price of 105.000% of their principal amount plus accrued and unpaid interest to, but not including the redemption date. In addition, we may redeem some or all of the 2032 Notes at any time prior to November 15, 2026 at a price equal to 100% of the principal amount thereof plus a make-whole premium set forth in the 2032 Notes Indenture, and accrued and unpaid interest, if any. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to repurchase the 2032 Notes. The terms of the 2032 Notes are set out in detail in the 2032 Notes Indenture.

The Indentures contain covenants that, among other things, restrict the Company’s ability and the ability of its restricted subsidiaries to incur certain additional indebtedness and issue preferred stock, make certain dividends, distributions, investments and other restricted payments, sell certain assets, agree to certain restrictions on the ability of restricted subsidiaries to make certain payments to the Company or any of its restricted subsidiaries, create certain liens, merge, consolidate or sell all or substantially all of the Company’s assets, enter into certain transactions with affiliates or designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications, including the suspension of certain of these covenants upon the Notes receiving certain investment grade credit ratings.

The Company intends to use the proceeds of the offering of Notes, together with additional borrowings and cash on hand, to fund, if consummated, the acquisition (the “LHM Acquisition”) of all of the equity interests of, and the real property related to, the businesses of the Larry H. Miller Dealerships and Total Care Auto, Powered by Landcar, and the payment of fees and expenses related to the foregoing, and to use the balance of the net proceeds, if any, for general corporate purposes, including other dealership acquisitions or capital investments. If either (i) the Company notifies the Trustee that it is no longer pursuing the LHM Acquisition or (ii) a closing substantially as contemplated under the acquisition agreements (the “Acquisition Agreements”) governing the LHM Acquisition does not occur on or before July 7, 2022, then the Company will be required to redeem each series of Notes at a redemption price equal to 100% of the issue price of such Notes, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, if there is a closing with respect to the LHM Acquisition of less than all of the assets intended to be acquired pursuant to the Acquisition Agreements on or prior to July 7, 2022 and either (i) the entire amount of assets intended to be acquired pursuant to the Acquisition Agreements are not so acquired by July 7, 2022 or (ii) the Company notifies the Trustee that it is no longer pursuing any further closing pursuant to the Acquisition Agreements, then the Company will be required to redeem an aggregate principal amount of Notes (on a pro rata basis between the two series of Notes), at 100% of the issue price of such Notes, plus accrued and unpaid interest to, but excluding the redemption date, in a principal amount equal to the net proceeds of the Notes not used to consummate the LHM Acquisition (as reasonably determined by the Company in good faith); provided that, the Company may, at its option, elect not to redeem up to $250.0 million aggregate principal amount of Notes otherwise subject to such redemption provision.

Copies of the 2029 Notes Indenture, the 2032 Notes Indenture, the form of the 2029 Notes and the form of 2032 Notes, are attached to this current report on Form 8-K as exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated by reference as though fully set forth herein. The foregoing description of the 2029 Notes Indenture, the 2032 Notes Indenture, the form of the 2029 Notes and the form of 2032 Notes are qualified in their entirety by the complete text of each of such documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture relating to the 2029 Notes, dated as of November 19, 2021, among the Company, each of the guarantors named therein and U.S. Bank National Association, as Trustee

4.2	Indenture relating to the 2032 Notes, dated as of November 19, 2021, among the Company, each of the guarantors named therein and U.S. Bank National Association, as Trustee

4.3	Form of 4.625% Senior Note due 2029 (included as Exhibit A to the Indenture filed as Exhibit 4.1 hereto)

4.4	Form of 5.000% Senior Note due 2032 (included as Exhibit A to the Indenture filed as Exhibit 4.2 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: November 19, 2021	By:	/s/ Michael D. Welch
	Name:	Michael D. Welch
	Title:	Senior Vice President and Chief Financial Officer